                                                                    Exhibit 3(i)



The undersigned, acting as incorporator(s) of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia, adopt(s) the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

     I. The undersigned agree to become a corporation by the name of (1) RALEIGH BANKSHARES, INC.

          (1) The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words.

     II. The address of the principal office of said corporation, will be located at One Park Avenue, in the city of Beckley, in the county of Raleigh and
           ---------------                 -------                   -------
State of West Virginia ZIP 25801.
         -------------     -----

     III. The purpose or purposes for which this corporation is formed are as follows: (Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)

     IV.  Provisions granting preemptive rights are:                    Note 3

          The stockholders of this corporation shall not have preemptive rights to subscribe for additional stock hereafter issued or authorized.

     V.   Provisions for the regulation of the internal affairs of the
corporation are:      Note 4


                                      NONE




                                                   ----------------------
                                                   FILE IN THE OFFICE OF
                                                   SECRETARY OF STATE OF
                                                   WEST VIRGINIA
                                                   THIS DATE MAY 10, 1982
                                                   ----------------------




     VI. The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars, which shall be divided into 5,000 shares of the
         ---------------------                              -----
par value of One ($1.00) dollars each.     Note 2
             -----------

NOTE: In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.

III. The purpose or purposes for which this corporation is formed are as follows:

     1. To acquire by purchase, subscription or otherwise and to hold as investment, trade in, hypothecate, exchange, sell or otherwise dispose of any shares of capital stock, debentures, bonds, or other securities or evidence of indebtedness created or issued by this or any other corporation or corporations, association or associations, entity, person or governmental municipal or public authority, domestic or foreign, or any agency thereof, and to pay therefor in whole or in part by cash or by exchanging therefor stocks, bonds, debentures or other evidences of indebtedness or securities of this or any other corporation.

     2. While the owner or holder of any of the hereinabove described bonds, securities, debentures, stock or other evidences of indebtedness to receive, collect and dispose of the interest, dividends and income arising from such property and to possess and exercise with respect thereto all the rights, powers and privileges of ownership, including all voting powers on stocks or securities so owned.

     3. To buy, own, hold, lease, dispose of or use such real and personal property as may be necessary or convenient for the transaction of its business.

     4. To carry on any business or endeavor and to exercise any power or right permitted under the Laws of the State of West Virginia or of any other State of the United States of America, including the power to conduct its business in other States and in foreign countries.













Articles of Incorporation prepared by:              FILE, PAYNE, SCHERER & BROWN
                                                    Post Office Drawer "L"
                                                    Beckley, West Virginia 25801

 VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, and if a stock corporation, the number of shares subscribed by each.

NAME                              ADDRESS                         NO. OF SHARES

                            536 Woodlawn Avenue
JOHN HOWARD McCULLOCH       Beckley, West Virginia 25801
-------------------------------------------------------------------------------
                            1007 Dry Hill Road
ALBERT M. TIECHE            Beckley, West Virginia 25801
-------------------------------------------------------------------------------
                            2105 Harper Road
HULETT C. SMITH             Beckley, West Virginia 25801
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

VIII. The existence of this corporation is to be perpetual.

  IX. The name and address of the appointed person to whom notice or process may be sent: Hulett C. Smith, Post Office Drawer "D", Beckley, West Virginia 25801.
         ---------------------------------------------------------------------
   X. The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to
               -----
serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

  Name                                                   Address

                                               536 Woodlawn Avenue
JOHN HOWARD McCULLOCH                          Beckley, West Virginia 25801
-------------------------------------------------------------------------------
                                               1007 Dry Hill Road
ALBERT M. TIECHE                               Beckley, West Virginia 25801
-------------------------------------------------------------------------------
                                               2105 Harper Road
HULETT C. SMITH                                Beckley, West Virginia 25801
-------------------------------------------------------------------------------

              I/WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and we have accordingly hereunto set out respective hands this
         day of            , 1982.
-------        -----------     --

                                          /s/ JOHN HOWARD McCULLOCH
                                          -------------------------

                                          /s/ ALBERT M. TIECHE
                                          -------------------------

                                          /s/ HULETT C. SMITH
                                          -------------------------

                                          W. H. FILE, JR.
                                          Attorney at Law
                                          FILE, PAYNE, SCHERER & BROWN
                                          Post Office Drawer "L"
                                          Beckley, West Virginia 25801

STATE OF WEST VIRGINIA
         -------------
                            SS:
COUNTY OF RALEIGH
          ------------

              I, KAREN E. LILLY, a Notary Public, in and for the County and
                 --------------
           said state, hereby certify that

              JOHN HOWARD McCULLOCH

              ALBERT M. TIECHE

              HULETT C. SMITH

(Names of all incorporators as shown in Article VII and signatures of same must be inserted in this space by official taking acknowledgments.) Names and signatures must appear alike.

whose names are signed to the foregoing Articles, bearing date on the 30th
                                                                      ----
day of April, 1982, this day personally appeared before me in my said county
       -----    --
and severally acknowledged their signatures to the same.

              Given under my hand and the official seal this 30th day of April,
                                                             ----
1982.
  --
                                                        KAREN E. LILLY
                                                        --------------
                                                        Notary Public
(NOTARIAL SEAL)

My Commission expires August 13, 1985.
                      ---------------


Note:  1.     One or more persons or domestic or foreign corporations may be the incorporator or incorporators.

       2. If the authorized shares are to consist of one class only, insert a statement of the par value of such shares or a statement that all of such shares are to be without par value. If the authorized shares are to be divided into classes, insert a statement of the number of shares of each class, a statement of the par value of the shares of each class or that such shares are to be without par value, and a statement of the preferences, limitations and relative rights in respect of the shares of each class. If the authorized shares of any preferred or special class are to be issued in series, insert a statement of the designation of each series, a statement of the variations in the relative rights and preferences as between series insofar as the same are to be fixed in the articles of incorporation, and a statement of any authority to be vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series.

       3. If preemptive rights are not to be granted, omit this article or insert "None".

       4. If no provisions for the regulation of the internal affairs of the corporation are to be set forth, omit this article or insert "None".

       5.     Corporate incorporators should sign by a duly authorized officer.

We the undersigned, acting as incorporator(s) of a "corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia. adopt(s) the following Articles of Incorporation for such corporators, FILED IN DUPLICATE:
                                                -------------------

     I. The undersigned agree to become a corporation by the name of (1) RALEIGH BANKSHARES, INC.

       (1) The name of the corporation shall contain on of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words.

     II. The address of the principal office of said corporation, will be located at One Park Avenue in the city of Beckley, in the county of
           ---------------                -------
Raleigh and State of West Virginia ZIP 25801.
-------              -------------     -----

    III. The purpose or purposes for which this corporation is formed are as follows:

     (Please type double space. If not sufficient room to cover this point, add on or more sheets of paper of this size.)

     IV. Provisions granting preemptive rights are:    Note 3

         The stockholders of this corporation shall not have preemptive rights to subscribe for additional stock hereafter issued or authorized.

      V. Provisions for the regulation of the internal affairs of the
corporation are:    Note 4


                                      NONE

                                                -----------------------
                                                       APPROVED
                                                     May 10, 1982
                                                /s/ Phyllis Huff Arnold
                                                -----------------------
                                                Commissioner of Banking
                                                State of West Virgina
                                                -----------------------

     VI. The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars, which shall be divided into 5,000 shares of the
         -------------                                      -----
par value of One ($1.00) dollars each.  Note 2
             ----------
NOTE: In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            RALEIGH BANKSHARES, INC.

              Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

              FIRST: The name of the corporation is Raleigh Bankshares, Inc.

              SECOND: The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on December 16, 1983, in the manner prescribed by Section 107, Article 1, Chapter 31 of the Code of West Virginia.

                    RESOLVED, that the authorized capital
              stock of Raleigh Bankshares, Inc. be increased from $5,000, being 5,000 shares of the par value of $1.00 per share, to $5,000,000, being $5,000,000 shares of the par value of $1.00 per share.

              THIRD: The number of shares of the corporation outstanding at the time of such adoption was 5,000; and the number of shares entitled to vote thereon was 5,000.

              FOURTH: The number of shares voted for such amendment was 5,000; and the number of shares voted against such amendment was 0.

              Dated December 19, 1983.


                                              RALEIGH BANKSHARES, INC.

                                          By: /s/ FRANK S. HARKINS, JR.
                                              --------------------------------
                                              Frank S. Harkins, Jr., President

STATE OF WEST VIRGINIA

COUNTY OF RALEIGH, To-wit:


         I, Abigail Scott, a notary public, do hereby certify that on this 16th day of December, 1983, personally appeared before me W. H. File, Jr., who, being by me first duly sworn, declared that he is the Secretary of Raleigh Bankshares, Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

(NOTARIAL SEAL)                    /s/ ABIGAIL SCOTT
                                   ----------------
                                   Notary Public

              My commission expires Nov 4, 1985.
                                    -----------
This Amendment Prepared By:

Merrell S. McIlwain, II
Jackson, Kelly, Holt & O'Farrell
1500 One Valley Square
Charleston, WV 25301               BOOK 679 PAGE 127


                                   BOOK 679 PAGE 128

OFFICE OF THE CLERK OF THE COUNTY COMMISSION          3:52 p.m.
OF RALEIGH COUNTY, WEST VIRGINIA                 Jan. 23, 1984
                                                 -------------

              The foregoing Instrument of Writing, together with the certificate of acknowledgement thereof, was this day presented in said office and admitted to record.

RETURN TO:


W. H. File, Jr.                           Elinor Hurt   Clerk
---------------------------------         --------------
---------------------------------
---------------------------------

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, To-wit:

     I, ABIGAIL SCOTT, a notary public, do hereby certify that on this 16th
        -------------
day of December, 1983, personally appeared before me Frank S. Harkins, Jr., who, being by me first duly sworn, declared that he is the President of Raleigh Bankshares, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.




                                                           /s/ ABIGAIL SCOTT
                                                           -----------------
[NOTARIAL SEAL]                                            Notary Public


My commission expires /s/ Nov. 4, 1985.
                      ----------------

[NOTARY STAMP:                                           [NOTARY STAMP:
MAY 14, 1985                                             ACKNOWLEDGED
------------]                                            May 14, 1985
                                                         -------------------
                                                         /s/ JAMES J. HARLEY
                                                         -------------------
                                                         COMMISSION OF BANKING
                                                         STATE OF WEST VIRGINIA]


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            RALEIGH BANKSHARES, INC.


     Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:  The name of the corporation is Raleigh Bankshares, Inc.

     SECOND: The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on April, 16, 1985, in the manner prescribed by Section 107, Article 1, Chapter 31 of the Code of West
Virginia:

                    RESOLVED, that Article I of the Articles of Incorporation
               of Raleigh Bankshares, Inc. be, and it hereby is, amended in its entirety to read as follows: "(I) the name of the corporation shall be HORIZON BANCORP, INC."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 461,162 and the number of shares entitled to vote thereon was 461,162.

     FOURTH: The number of shares voted for such Amendment was 353,002, and the number of shares voted against such Amendment was 4,178.

     Dated:  May 10, 1985



                                                RALEIGH BANKSHARES, INC.

                                                By /s/ FRANK S. HARKINS, JR.
                                                   -------------------------
                                                   Frank S. Harkins, Jr.
                                                   President

                                                By /s/ W.H. FILE, JR.
                                                   -----------------------------
                                                   W.H. File, Jr., Secretary

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, to-wit:

     I, DEE DEE COREY, a notary public, do hereby certify that on this
        -------------
14TH day of May, 1985, personally appeared before me FRANK S. HARKINS, JR.,
----
who, being by me first duly sworn, declared that he is President of Raleigh Bankshares, Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

     My commission expires MY COMMISSION EXPIRES JULY 26, 1989.
                           -----------------------------------


                                             /s/ DEE DEE COREY
                                             -----------------
                                             Notary Public

                                             COMMISSIONED AS DEE DEE WILBURN



STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, to-wit:

     I, EVA DANETTE FERRELL, a notary public, do hereby certify that on
        -------------------
this 14TH day of May, 1985, personally appeared before me W.H. FILE, JR.,
     ----
who, being by me first duly sworn, declared that he is Secretary of Raleigh Bankshares, Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

     My commission expires JUNE 21, 1988.
                           -------------

                           /s/ EVA DANETTE FERRELL
                           -----------------------
                           Notary Public

This instrument was prepared by Merrell S. McIlwain, II, Jackson, Kelly, Holt & O'Farrell, 1600 One Valley Square, Charleston, West Virginia 25301.

                                                              [NOTARY STAMP:
                                                              AUG 26, 1987
                                                              IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                              WEST VIRGINIA]


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                                BANK OF RALEIGH


     Pursuant to the provisions of Section 31, Article I, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:  The name of the corporation is Bank of Raleigh.

     SECOND: The following Amendment of the Articles of Incorporation was adopted by the sole shareholder of the corporation on August 27, 1987, in the manner prescribed by Section 107, Article I, Chapter 31 of the Code of West
Virginia:

               RESOLVED, that Article VI of the Articles of Incorporation of Bank of Raleigh be, and it hereby is, amended in its entirety to read as follows:

               "VI. The amount of the total authorized capital stock of said corporation shall be Nine Hundred Fifty-Nine Thousand Seven Hundred Eighty-One Dollars and Twenty-Five Cents ($959,781.25), which shall be divided into 460,695 shares of the par value of $2.08-1/3 each."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 20,000 and the number of shares entitled to vote thereon was 20,000.

     FOURTH: The number of shares voted for such Amendment was 20,000 and the number of shares voted against such Amendment was zero.


[NOTARY STAMP:
   APPROVED
/s/ DAVID S. MUDRI
------------------
8-26-87
-------
DEPUTY
-------
COMMISSIONER OF BANKING
STATE OF WEST VIRGINIA]

Dated: August 27, 1987.


BANK OF RALEIGH

By /s/ FRANK S. HARKINS, JR.
   -------------------------
   Its President


By /s/ ABIGAIL SCOTT
   -----------------
   Its Secretary

STATE OF WEST VIRGINIA
COUNTY OF RALEIGH, to-wit:

              I, Dee Dee Wilburn, a Notary Public in and for the County and
                 ---------------
State aforesaid, hereby certify that FRANK S. HARKINS, JR., as President of Bank of Raleigh, whose name is signed to the foregoing Amendment to Articles of Incorporation, bearing date, the 27th day of August, 1987, this day personally appeared before me in my said County and acknowledged his signature to be the same.

              Given under my hand and official seal this the 20 day of August,
                                                             --
1987.

              My commission expires: July 26, 1989.
                                     -------------
                                          /s/ DEE DEE WILBURN
                                          -------------------
                                          Notary Public

[NOTARIAL SEAL]

STATE OF WEST VIRGINIA,
COUNTY OF RALEIGH, to-wit:

              I, Elizabeth Y. Zuikafoose, a Notary Public in and for the County
                 -----------------------
and State aforesaid, hereby certify that ABIGAIL SCOTT, as Secretary of Bank of Raleigh, whose name is signed to the foregoing Amendment to Articles of Incorporation, bearing date, the 27th day of August, 1987, this day personally appeared before me in my said County and acknowledged here signature to be the same.

              Given under my hand and official seal this the 20 day of August,
                                                             --
1987.

              My commission expires: April 23, 1996
                                     --------------

[NOTARIAL SEAL]                           /s/ ELIZABETH Y. ZUIKAFOOSE
                                          ---------------------------
                                          Notary Public

              This instrument was prepared by Charles D. Dunbar, Esq., Jackson, Kelly, Holt & O'Farrell, 1700 Laidley Tower, Post Office Box 553, Charleston, West Virginia 25322.


OFFICE OF THE CLERK OF THE COUNTY COMMISSION            9:57 A.M.
OF RALEIGH COUNTY, WEST VIRGINIA                        Sept. 2, 1987
                                                        -------------

              The foregoing Instrument of Writing, together with the certificate of acknowledgement thereof, was this day presented in said office and admitted to record.

Return To:

Charles D. Dunbar
P.O. Box  553               BOOK 725  PAGE 467
Charleston, WV 25322                                    Betty Riffe  Clerk
                                                        -----------

                                                        FILED
                                                     AUG 29 1996
                                                   IN THE OFFICE OF
                                                  SECRETARY OF STATE
                                                    WEST VIRGINIA


              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                             HORIZON BANCORP, INC.

              Pursuant to the provisions of Sections 107 and 109 of Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, FILED IN
DUPLICATE:

              FIRST:   The name of the corporation is Horizon Bancorp, Inc.

              SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation at a meeting of the shareholders held on August 14, 1996, in the manner prescribed by Section 107,
Article 1, Chapter 31 of the Code of West Virginia.

              RESOLVED, that the Articles of Incorporation of Horizon Bancorp, Inc. are hereby amended by increasing the authorized capital stock from $5,000,000 being 5,000,000 shares of the par value of $1.00 each to $20,000,000 being 20,000,000 shares of the par value of $1.00 each.

              THIRD: The number of shares which voted FOR the foregoing amendment was One Million Nine Hundred Ninety-Nine Thousand Seven Hundred Seventy-One (1,999,771), the number of shares which voted AGAINST the foregoing amendment was Fifty-Nine Thousand Nine Hundred Sixty-Six (59,966), and the number of shares which ABSTAINED from voting on the amendment was Seventeen Thousand Six Hundred Twenty-Nine (17,629)

              FOURTH: The number of shares of the corporation outstanding at the time of such adoption was Two Million Eight Hundred Thirty Thousand One Hundred Thirty (2,830,130) and the number of shares entitled to vote thereon was Two Million Eight Hundred Thirty Thousand One Hundred Thirty (2,830,130).

     FIFTH: The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

     SIXTH: The foregoing amendment does not change the amount of stated capital of the corporation.

     Effective: August 15, 1996

                                   HORIZON BANCORP, INC.
                                   /s/ FRANK S. HARKINS, JR.
                                   --------------------------
                                   Frank S. Harkins, Jr.
                                   Chairman of the Board
                                   and Chief Executive Officer

                                   /s/ PHILIP L. McLAUGHLIN
                                   --------------------------
                                   Philip L. McLaughlin,
                                   President and Chief
                                   Operating Officer

ATTEST:
/s/ E.M. PAYNE III
------------------
E.M. Payne III, Secretary



STATE OF WEST VIRGINIA,
COUNTY OF RALEIGH, TO-WIT:
          -------

     The foregoing Articles of Amendment to the Articles of Incorporation of Horizon Bancorp, Inc. were acknowledged before me this 23rd day of August, 1996, by Frank S. Harkins, Jr., the Chairman of the Board and Chief Executive Officer of Horizon Bancorp, Inc., a West Virginia corporation, on behalf of the corporation.

     My commission expires 8-21-05
                           -------

                                        /s/ KATHY C. HEARD
                                        ------------------
                                        Notary Public

(NOTARY SEAL)

STATE OF WEST VIRGINIA,
COUNTY OF Greenbrier, TO-WIT:
          ----------

     The foregoing Articles of Amendment to the Articles of Incorporation of Horizon Bancorp, Inc. were acknowledged before me this 22nd day of August, 1996, by Philip L. McLaughlin, the President and Chief Operating Officer of Horizon Bancorp, Inc. a West Virginia corporation, on behalf of the corporation.

     My commission expires July 23, 2006
                           -------------


                                        /s/ DONNA N. HANNON
                                        -------------------
                                        Notary Public
(NOTARY SEAL)


STATE OF WEST VIRGINIA,
COUNTY OF Raleigh, TO-WIT:
          -------

     The foregoing Articles of Amendment to the Articles of Incorporation of Horizon Bancorp, Inc. were acknowledged before me this 21st day of August, 1996, by E.M. Payne III, the

Secretary of Horizon Bancorp, Inc., a West Virginia corporation, on behalf of the corporation

     My commission expires January 2, 2001
                           ---------------

                                        /s/ PAUL R. CRAWFORD
                                        --------------------
                                        Notary Public
(NOTARY SEAL)

The foregoing Articles of Amendment to the Articles of Incorporation of Horizon Bancorp, Inc. were prepared by Lynn A. Smith, Robinson & McElwee, Charleston, West Virginia.